UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          Form 8-K

                       Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2013
                 --------------------------

               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

Delaware                   000-27503                22-1734088
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(State or other            (Commission             (IRS Employer
jurisdiction               File Number)          Identification No.)
of incorporation)

            44 Hunt Street, Watertown, MA  02472
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          (Address of principal executive offices)

                       (617)-668-6855
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    (Registrant's telephone number, including area code)

                       Not Applicable
(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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    Item 3.01   Notice of Delisting or a Failure to Satisfy a Continued
  Listing Rule or Standard; Transfer of Listing.

  On March 26, 2013, Dynasil Corporation of America (the "Company") received notice from The NASDAQ Stock Market ("Nasdaq") that, because the closing bid price for the Company's common stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market, set forth in Nasdaq Marketplace Rule 5450(a)(1).

  Nasdaq's notice has no immediate effect on the listing of the Company's common stock on the Nasdaq Global Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until September 23, 2013, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to September 23, 2013.

  If the Company does not regain compliance by September 23, 2013, the Company may be eligible for an additional 180 day grace period if it applies to transfer the listing of its common stock to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split if necessary. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company's common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Global Select Market until the completion of the appeal process.

  The Company is considering actions that it may take in response to this notification in order to regain compliance with the continued listing requirements, but no decisions about a response have been made at this time.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNASIL CORPORATION OF AMERICA
                                    (Registrant)

  Date:     March 28, 2013           By: /s/ Peter Sulick
                                        Peter Sulick
                                        Interim President and Interim CEO